Exhibit 24

POWER OF ATTORNEY

(Registration Statements on Form S-4)

Each of the undersigned directors of ManpowerGroup Inc. (the “Company”) hereby constitutes and appoints Jonas Prising, Michael J. Van Handel and Richard Buchband, and each of them, the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead to sign for the undersigned and in the undersigned’s name in the capacity as a director of the Company an amendment to the following Registration Statements filed by the Company on Form S-4: Registration Number 333-87554, and to file the same, with all exhibits thereto, other documents in connection therewith, and any amendments to any of the foregoing, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned’s substitute, may lawfully do or cause to be done by virtue hereof.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, on one or more counterparts, as of the 15th day of December, 2014.  The following signature is applicable to each of the foregoing Powers of Attorney and may be filed with the Securities and Exchange Commission in typed form separately with each Power of Attorney.

/s/ Marc J. Bolland	/s/ Ulice Payne, Jr.
Marc J. Bolland	Ulice Payne, Jr.

/s/ Gina R. Boswell	/s/ Jonas Prising
Gina R. Boswell	Jonas Prising

/s/ Cari M. Dominguez	/s/ Paul Read
Cari M. Dominguez	Paul Read

/s/ William Downe	/s/ Elizabeth P. Sartain
William Downe	Elizabeth P. Sartain

/s/ Patricia A. Hemingway Hall	/s/ John R. Walter
Patricia A. Hemingway Hall	John R. Walter

/s/ Jeffrey A. Joerres	/s/ Edward J. Zore
Jeffrey A. Joerres	Edward J. Zore

/s/ Roberto Mendoza
Roberto Mendoza